Exhibit 99.1
Press Release

FOR IMMEDIATE RELEASE August 5, 2009	Investor and Media Contact: Whitney Finch Director of Investor Relations 813.421.7694 wfinch@walterinvestment.com
WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES SECOND QUARTER FINANCIAL RESULTS
•	COMPANY REPORTS Q2 PRE-TAX INCOME OF $8.6 MILLION

•	ANNOUNCES A DIVIDEND OF $0.50 PER SHARE
(Tampa, Fla.) — Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today reported results of operations for the quarter ended June 30, 2009 and the declaration of a dividend of $0.50 per share, its first since the spin-off of Walter Investment Management, LLC (“WIM LLC”) from its former parent, Walter Energy, Inc. (NYSE: WLT). The dividend will be paid on August 31, 2009 to shareholders of record on August 19, 2009.
Net income for the quarter was $89.8 million, which included a non-cash tax benefit of $81.2 million related to WIM LLC’s conversion to a real estate investment trust (“REIT”) as part of its spin-off and merger transactions with Hanover Capital Mortgage Holdings, Inc. (“Hanover”) on April 17, 2009. Also included in results for the quarter were $1.2 million of costs related to the spin-off. Excluding these spin-off costs, income before income taxes for the quarter ended June 30, 2009 was $9.8 million as compared to $13.1 million during the year-ago period. The year-over-year decrease reflects higher overhead costs associated with stand-alone and public company expenses, as well as the addition of Hanover’s operations.
Mark J. O’Brien, Walter Investment’s Chairman and CEO, said, “The dividend declared today by the Board of Directors reflects the Company’s strong cash flows and the stable, consistent operating results from its core business. These results were driven by solid portfolio performance, partially offset by expected increases in overhead costs.”
“The quarter’s strong results in the face of continued weakness in the mortgage industry also illustrate how uniquely positioned the Company is for growth. We are well suited to take advantage of the opportunities presented in the current environment where there are high levels of distressed assets that we believe could benefit from our high-touch, field servicing approach,” said O’Brien.
Second Quarter 2009 Operating Highlights
•	Consolidated delinquencies were 5.06 percent at the end of June, as compared to 4.59 percent at March 31, 2009 and 4.09 percent at June 30, 2008. While the Company has seen a slight uptick, the delinquency rate remains within the historical five-year range of 4 percent to 6 percent and is better than the most recently released MBA subprime industry average by almost 60 percent. Additionally, an increase was not unexpected, as delinquencies tend to trend up seasonally at this point in the year.

•	On an annualized basis, the asset yield for the quarter ended June 30, 2009 was 10.45 percent and the Company’s cost of funds was 6.80 percent. The net interest margin for the quarter, which is net interest income as a percentage of average earning assets, was 5.17 percent, essentially flat with the second quarter of last year.
3000 Bayport Drive, Suite 1100, Tampa, Florida 33607
813.421.7600 www.walterinvestment.com

•	Loss severities were 19.0 percent in the second quarter, as compared to 16.8 percent for the first quarter of 2009. Severity levels for fixed rate residential loans, which comprise 98 percent of the portfolio, were better than historical averages at 13.3 percent and improved by 2.2 percent from the first quarter of 2009. The overall increase in severities was attributable to the adjustable rate mortgage (“ARM”) portfolio, which comprises just under 2 percent of the Company’s total portfolio.

•	Cash increased by $16.1 million during the second quarter of 2009.
Charles E. Cauthen, Walter Investment’s President and COO, said, “Our servicing operations continue to produce solid performance from the mortgage portfolio in an extremely difficult economic environment. Challenges, including rising levels of unemployment and general weakness in the overall economy, are expected to continue. However, we believe we are positioned to continue to deliver strong, industry-leading performance despite these difficult conditions.”
Second Quarter 2009 Financial Summary
Net interest income for the quarter was $22.2 million as compared with $23.5 million in the year-ago period on lower average outstandings and lower voluntary prepayment speeds.
The provision for losses was $3.7 million, compared with $3.1 million a year ago. The increase was driven by an overall increase in the level of nonperforming assets and higher loss severities in the ARM portfolio.
Non-interest income rose to $3.6 million from $2.2 million a year earlier. Higher revenues earned by the insurance operations resulted from increases in premiums charged to customers. Other revenues also increased with the addition of Hanover’s consulting and advisory services and improved collections of tax and insurance advances.
Non-interest expense increased to $13.5 million from $9.5 million a year earlier. The increase was primarily attributable to additional costs associated with operating as a stand-alone, public company, $1.2 million of one-time spin-off related costs, and the addition of overhead associated with Hanover’s operations.
The income tax benefit of $81.2 million was attributable to the conversion of WIM LLC to REIT status which required the recognition of all deferred tax items associated with our REIT entities as a tax benefit for US GAAP purposes.
The Company’s results for all periods presented include the results of WIM LLC, while the results for Hanover are only included for post-merger periods.
Second Quarter 2009 Liquidity Summary
At June 30, 2009, the Company had $21.6 million of cash. The Company had no borrowings under its $15 million revolving credit facility at June 30, 2009. Additionally, Walter Investment has access to a $10 million facility to cover potential catastrophic hurricane-related losses.
Conference Call Webcast
Members of the Company’s leadership team will discuss Walter Investment’s second quarter results and other general business matters during a conference call and live webcast to be held on Thursday, August 6, 2009, at 10 a.m. Eastern Time. To listen to the event live or in an archive which will be available for 30 days, visit the Company’s website at www.walterinvestment.com

About Walter Investment Management Corp.
Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in subprime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company currently has $1.9 billion of assets under management and pro-forma annual revenues of approximately $200 million. The Company is structured as a real estate investment trust (“REIT”) and employs approximately 225 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.
Safe Harbor Statement
Certain statements in this release and in our public documents to which we refer, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions are intended to identify forward looking statements. Forward-looking statements are based on the Company’s current belief, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release. Thus, these forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. These risks and uncertainties are contained in Walter Investment Management Corp.’s Registration Statement on Form S-4 dated February 17, 2009 and Walter Investment Management Corp.’s other filings with the Securities and Exchange Commission.
In particular (but not by way of limitation), the following important factors and assumptions could affect the Company’s future results and could cause actual results to differ materially from those expressed in the forward-looking statements: local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends and developments in particular; the availability of new investment capital and suitable qualifying investments, and risks associated with the expansion of our business activities; limitations imposed on the Company’s business due to its REIT status and the Company’s continued qualification as a REIT for Federal Income Tax Purposes; financing sources and availability, and future interest expense; fluctuations in interest rates and levels of mortgage prepayments; increases in costs and other general competitive factors; natural disasters and adverse weather conditions, especially to the extent they result in material payouts under insurance policies placed with our captive insurance subsidiary; changes in federal, state and local policies, laws and regulations affecting our business, including, without limitation, mortgage financing or servicing, and/or the rights and obligations of property owners, mortgagees and tenants; the effectiveness of risk management strategies; unexpected losses resulting from pending, threatened or unforeseen litigation or other third party claims against the Company; the ability or willingness of Walter Energy and other counterparties to satisfy its/their material obligations under its/their agreements with the Company; the Company’s continued listing on the NYSE Amex; uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs; the integration of the former Hanover Capital Mortgage Holdings, Inc. business into that of Walter Investment Management, LLC and its affiliates (the “Merger”), and the realization of anticipated synergies, cost savings and growth opportunities from the Merger; future performance generally; and other presently unidentified factors.
All forward looking statements set forth herein are qualified by these cautionary statements and are made only as of August 5, 2009. The Company undertakes no obligation to update or revise the information contained herein, including without limitation any forward-looking statements whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.

Walter Investment Management Corp. and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited)
(dollars in thousands, except share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Net interest income:
Interest income	$44,857	$49,302	$90,510	$98,458
Interest expense	22,654	25,846	45,743	54,154
Interest rate hedge ineffectiveness	—	—	—	16,981

Total net interest income	22,203	23,456	44,767	27,323
Provision for loan losses	3,733	3,116	8,109	7,357

Total net interest income after provision for loan losses	18,470	20,340	36,658	19,966

Non-interest income:
Premium revenue	3,335	2,897	6,479	5,059
Other revenue, net	255	(649)	377	(355)

Total non-interest income	3,590	2,248	6,856	4,704

Non-interest expenses:
Claims expense	1,373	1,174	2,662	2,470
Salaries and benefits	5,528	3,902	9,813	8,095
Legal and professional	1,896	279	2,600	582
Occupancy	465	397	800	779
Technology and communication	731	274	1,549	708
Depreciation and amortization	329	396	610	824
General and administrative	3,103	1,831	4,298	3,523
Other expense	49	371	386	758
Related party — allocated corporate charges	—	868	853	1,734

Total costs and expenses	13,474	9,492	23,571	19,473

Income before income taxes	8,586	13,096	19,943	5,197
Income tax expense (benefit)	(81,225)	4,851	(77,070)	1,927

Net income	$89,811	$8,245	$97,013	$3,270

Basic income per common and common equivalent share	$4.33	$0.41	$4.68	$0.16
Diluted income per common and common equivalent share	$4.30	$0.41	$4.64	$0.16

Weighted average common and common equivalent shares oustanding — basic	20,750,501	19,871,205	20,750,501	19,871,205
Weighted average common and common equivalent shares oustanding — diluted	20,910,099	19,871,205	20,910,099	19,871,205

Walter Investment Management Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in thousands, except share amounts)

	June 30,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$21,605	$1,319
Short-term investments, restricted	55,755	49,196
Receivables, net	3,538	5,447
Residential loans, net of allowance of $18,307 and $18,969, respectively	1,701,388	1,767,838
Other subordinate security, available for sale	1,607	—
Real estate owned	55,846	48,198
Unamortized debt expense	19,212	19,745
Other assets	11,594	7,098

Total assets	$1,870,545	$1,898,841

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$1,942	$2,181
Accrued expenses	28,418	46,367
Deferred income taxes, net	259	55,530
Asset-backed debt	1,319,695	1,372,821
Accrued interest	9,233	9,717
Other liabilities	511	748

Total liabilities	1,360,058	1,487,364

Total stockholders’ equity	510,487	411,477

Total liabilities and stockholders’ equity	$1,870,545	$1,898,841

Walter Investment Management Corp. and Subsidiaries
Operating Statistics
(Unaudited)
(dollars in millions, except per share amounts)

	Q2 2009	Q1 2009	Q2 2008
30+ Delinquencies (1)	5.06%	4.59%	4.09%
90+ Delinquencies (1)	2.73%	3.02%	2.04%

Provision for Losses	$3.7	$4.4	$3.1
Net Charge-offs	$3.9	$4.9	$3.2
Charge-off Ratio (2)	0.90%	1.10%	0.69%

Allowance for Losses	$18.3	$18.5	$13.9
Allowance for Losses Ratio (3)	1.06%	1.06%	0.76%

30+ Delinquencies (1)	$95.4	$86.2	$80.7
REO (Real Estate Owned)	$55.8	$50.9	$42.6
TIO (Taxes, Insurance, Escrow and Other Advances)	$14.8	$15.0	$12.7

Nonperforming Assets (Delinquencies +REO + TIO)	$166.0	$152.1	$136.0
Nonperforming Assets Ratio (4)	8.5%	7.6%	6.6%

Default Rate (5)	5.51%	5.06%	3.96%
Fixed Rate Mortgages	5.37%	4.58%	3.32%
Adjustable Rate Mortgages	14.43%	33.96%	34.49%

Loss Severities (6)	19.0%	16.8%	10.1%
Fixed Rate Mortgages	13.3%	15.5%	8.8%
Adjustable Rate Mortgages	47.0%	40.3%	48.2%

Number of Accounts Serviced	36,320	36,946	38,771

Total Portfolio (7)	$1,956.5	$1,993.6	$2,062.7

ARM Portfolio (8)	$29.6	$31.8	$41.9

Prepayment Rate (Voluntary CPR)	4.06%	3.56%	6.02%

Book Value per Share	$25.69	NM	NM

Debt to Equity Ratio	2.59:1	NM	NM

(1)	Delinquencies are defined as the percentage of principal balances outstanding which have monthly payments over 30 days past due. The calculation of delinquencies excludes from delinquent amounts those accounts that are in bankruptcy proceedings that are paying their mortgage payments in contractual compliance with bankruptcy court approved mortgage payment obligations.

(2)	The charge-off ratio is calculated as annualized net charge-offs, divided by average residential loans before the allowance for losses.

(3)	The allowance for losses ratio is calculated as period-end allowance for losses divided by period-end residential loans before the allowance for losses.

(4)	The nonperforming assets ratio is calculated as period-end non-performing assets, divided by period-end principal balance of residential loans plus REO and TIO.

(5)	Default rate is calculated as the annualized balance of repossessions for the quarter divided by the average total balance of the portfolio for the quarter.

(6)	Loss severities are calculated as net proceeds received on resales of REO divided by the accounting basis prior to any write-down to market value at the time of repossession for REOs sold.

(7)	Total portfolio includes the principal balance of residential loans, REO and TIO.

(8)	ARM portfolio includes the principal balance of adjustable rate residential loans and REO resulting from defaulted adjustable rate residential loans.

(9)	Book Value per share is calculated by dividing the Company’s equity by total shares issued and outstanding of 19,871,205.

NM	Not Meaningful